UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 31, 2013

(Date of earliest event reported)

Marlin Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-36018	46-2627595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard, Suite 100

Houston, Texas 77042

(Address of principal executive offices and zip code)

(832) 200-3702

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2013, Marlin Midstream Partners, LP (the “Partnership”), completed its initial public offering (the “Offering”) of 6,875,000 common units representing limited partner interests in the Partnership (“Common Units”) at $20.00 per Common Unit pursuant to a Registration Statement on Form S-1, as amended (File No. 333-189645), initially filed by the Partnership with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on June 27, 2013. The material provisions of the Offering are described in the prospectus, dated July 25, 2013, filed with the Commission on July 29, 2013, pursuant to Rule 424(b) under the Securities Act (the “Prospectus”).

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Omnibus Agreement

On July 31, 2013, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) with its general partner, Marlin Midstream GP, LLC (the “General Partner”), NuDevco Partners, LLC (“NuDevco”), NuDevco Holdings, LLC, a wholly owned subsidiary of NuDevco (“Holdings”), and NuDevco Midstream Development, LLC (“NuDevco Midstream”), a wholly owned subsidiary of Holdings, that addresses the following matters:

•

the Partnership’s payment of an annual executive management fee, initially in the amount of $560,000 (payable in monthly installments), for the provision of certain services by executives of NuDevco and its affiliates;

•

the Partnership’s obligation to reimburse NuDevco and its affiliates for costs and expenses incurred by NuDevco and its affiliates in providing general and administrative services on the Partnership’s behalf, including the salaries of and the cost of benefits relating to employees of NuDevco and its affiliates to the extent such employees perform services for the Partnership’s benefit (which reimbursement is in addition to certain expenses of the General Partner and its affiliates that are reimbursed under the Partnership’s partnership agreement);

•

the Partnership’s right of first offer to acquire certain midstream energy assets of NuDevco Midstream Development, including transloaders, storage tanks, railcars, tanker trucks and gas processing and treating assets during the five-year period ending July 31, 2018; and

•

an indemnity by NuDevco for certain environmental and other liabilities, and the Partnership’s obligation to indemnify NuDevco and its subsidiaries for events and conditions associated with the operation of the Partnership’s assets that occur after the closing of the Offering and for environmental liabilities related to the Partnership’s assets to the extent NuDevco is not required to indemnify them.

So long as NuDevco controls the General Partner, the Omnibus Agreement will remain in full force and effect. If NuDevco ceases to control the General Partner, either party may terminate the Omnibus Agreement, provided that the indemnification obligations will remain in full force and effect in accordance with their terms.

The foregoing description is not complete and is qualified in its entirety by reference to the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

AES Gas Gathering Agreement

On July 31, 2013, in connection with the closing of the Offering, Marlin Midstream, LLC, a wholly owned subsidiary of the Partnership (“Marlin Midstream”), entered into a three-year fee-based gas gathering and processing agreement (the “AES Gas Gathering Agreement”) with Associated Energy Services, LP (“AES”), pursuant to which AES will pay Marlin Midstream a fixed fee per Mcf for gathering, treating, compression and processing services and a per gallon fixed fee for natural gas liquid (“NGL”) transportation services, subject to an annual inflation adjustment.

The AES Gas Gathering Agreement will provide for a minimum volume commitment of 80 MMcf/d that, at the option of AES and subject to the availability of capacity at the Partnership’s facilities in Panola County, Texas, may be increased to 100 MMcf/d. To the extent that AES does not satisfy the minimum volume commitment on a monthly basis, AES is required to pay Marlin Midstream a fixed fee per Mcf for any shortfall. With respect to any shortfall payments made by AES, AES is entitled to a credit that may be applied during the same calendar quarter against any volumes delivered to Marlin Midstream in excess of its minimum volume commitment during any month during such calendar quarter. Unless AES is entitled to such credit, AES will be required to pay Marlin Midstream a fixed fee per Mcf for any volumes that it delivers to Marlin Midstream in excess of its minimum volume commitment.

Following the primary term, which will expire July 31, 2016, the AES Gas Gathering Agreement will renew on a year-to-year basis unless either party provides the other with at least 180 days prior written notice of its intent to terminate the agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the AES Gas Gathering Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Big Horn Transloading Services Agreement

On July 31, 2013, in connection with the closing of the Offering, Marlin Logistics, LLC, a wholly owned subsidiary of the Partnership (“Marlin Logistics”), entered into a skid transloading services agreement (the “Big Horn Transloading Services Agreement”) with AES pursuant to which AES will pay Marlin Logistics a fixed fee per barrel for transloading services, subject to a minimum volume commitment of 7,600 Bbls/d at the Partnership’s facility located in Big Horn County, Wyoming (the “Big Horn Facility”). To the extent that AES does not satisfy the minimum volume commitment on a monthly basis, AES is required to pay Marlin Logistics a fixed fee per barrel for any shortfall. With respect to any shortfall payments made by AES to Marlin Logistics, AES is entitled to a credit that may be applied during the same calendar quarter against any volumes delivered to Marlin Logistics in excess of its minimum volume commitment during any month during such calendar quarter. Unless AES is entitled to such credit, AES will be required to pay Marlin Logistics a fixed fee per barrel for any volumes that it delivers to Marlin Logistics in excess of its minimum volume commitment.

The primary term of the Big Horn Transloading Services Agreement will expire on July 31, 2016, following which the agreement will renew automatically on a year-to year basis unless either party provides the other party with 180 days written notice of its intent to terminate the agreement at the end of the primary term or any applicable renewal term.

The foregoing description is not complete and is qualified in its entirety by reference to the Big Horn Transloading Services Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Wildcat Transloading Services Agreement

On July 31, 2013, in connection with the closing of the Offering, Marlin Logistics entered into a skid transloading services agreement (the “Wildcat Transloading Services Agreement”) with AES pursuant to which AES will pay Marlin Logistics a fixed fee per barrel for transloading services, subject to a minimum volume commitment of 7,600 Bbls/d at the Partnership’s facility located in Carbon County, Utah (the “Wildcat Facility”). To the extent that AES does not satisfy the minimum volume commitment on a monthly basis, AES is required to pay Marlin Logistics a fixed fee per barrel for any shortfall. With respect to any shortfall payments made by AES to Marlin Logistics, AES is entitled to a credit that may be applied during the same calendar quarter against any volumes delivered to Marlin Logistics in excess of its minimum volume commitment during any month during such calendar quarter. Unless AES is entitled to such credit, AES will be required to pay Marlin Logistics a fixed fee per barrel for any volumes that it delivers to Marlin Logistics in excess of its minimum volume commitment.

The primary term of the Wildcat Transloading Services Agreement will expire on July 31, 2016, following which the agreement will renew automatically on a year-to year basis unless either party provides the other party with 180 days written notice of its intent to terminate the agreement at the end of the primary term or any applicable renewal term.

The foregoing description is not complete and is qualified in its entirety by reference to the Wildcat Transloading Services Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Ladder Transloading Services Agreement

On July 31, 2013, in connection with the closing of the Offering, Marlin Logistics entered into a master ladder transloading services agreement (the “Ladder Transloading Services Agreement”) with AES pursuant to which AES will pay Marlin Logistics a fixed fee per barrel for transloading services, subject to a minimum volume commitment of 1,260 Bbls/d with respect to (1) the Partnership’s ladder transloader located at the Big Horn Facility, and (2) each of the Partnership’s two ladder transloaders located at the Wildcat Facility. To the extent that AES does not satisfy the minimum volume commitment on a monthly basis, AES is required to pay Marlin Logistics a fixed fee per barrel for any shortfall. With respect to any shortfall payments made by AES to Marlin Logistics, AES is entitled to a credit that may be applied during the same calendar quarter against any volumes delivered to Marlin Logistics in excess of its minimum volume commitment during any month during such calendar quarter. Unless AES is entitled to such credit, AES will be required to pay Marlin Logistics a fixed fee per barrel for any volumes that it delivers to Marlin Logistics in excess of its minimum volume commitment.

The primary term of the Ladder Transloading Services Agreement will expire on July 31, 2016, following which the agreement will renew automatically on a year-to year basis unless either party provides the other party with 180 days written notice of its intent to terminate the agreement at the end of the primary term or any applicable renewal term.

The foregoing description is not complete and is qualified in its entirety by reference to the Ladder Transloading Services Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement

On July 31, 2013, in connection with the closing of the Offering, the Partnership entered into a credit agreement with Marlin Midstream and Marlin Logistics, as co-borrowers, Société Générale, as administrative agent, and SG Americas Securities, LLC, as sole lead arranger and sole bookrunner (the “Credit Agreement”) with respect to a new $50.0 million senior secured revolving credit facility, which will be used to fund expansions, acquisitions and working capital requirements for the Partnership’s operations and general corporate purposes. Pursuant to the terms of the Credit Agreement, if no event of default has occurred, the Partnership has the right, subject to approval by the administrative agent and certain lenders, to increase the borrowing capacity under the Credit Agreement to up to $150.0 million.

Upon the closing of the Offering, the Partnership borrowed $25.0 million under the Credit Agreement, and all amounts outstanding under the Credit Agreement will mature on July 31, 2017.

At the Partnership’s election, interest will be generally determined by reference to:

•	the Eurodollar rate plus an applicable margin between 3.0% and 3.75% per annum (based upon the prevailing senior secured leverage ratio); or

•	the alternate base rate plus an applicable margin between 2.0% and 2.75% per annum (based upon the prevailing senior secured leverage ratio).

The alternate base rate is equal to the highest of Société Générale’s prime rate, the federal funds rate plus 0.5% per annum or the reference Eurodollar rate plus 1.0%.

Borrowings under the Credit Agreement will be secured by the capital stock of the Partnership’s present and future subsidiaries, all of its and its subsidiaries’ present and future property and assets (real and personal), control agreements relating to its and its subsidiaries’ bank accounts and other instruments, investment property, general intangibles and contract rights, including rights under any agreements with AES.

The Credit Agreement also will contain covenants that, among other things, will require the Partnership to maintain specified ratios or conditions. The Partnership must maintain a consolidated senior secured leverage ratio, consisting of consolidated indebtedness under the Credit Agreement to consolidated EBITDA of not more than 4.0 to 1.0, as of the last day of each fiscal quarter. In addition, the Partnership must maintain a consolidated interest coverage ratio, consisting of its consolidated EBITDA minus capital expenditures to its consolidated interest expense, letter of credit fees and commitment fees of not less than 2.5 to 1.0, as of the last day of each fiscal quarter.

In addition, the Credit Agreement will contain affirmative covenants that are customary for credit facilities of this type. The covenants will include delivery of financial statements and other information (including any filings made with the SEC), maintenance of property and insurance, payment of taxes and obligations, material compliance with laws, inspection of property, books and records and audits, use of proceeds, payments to bank blocked accounts, notice of defaults and certain other customary matters. The Credit Agreement will also contain additional negative covenants that will limit the Partnership’s ability to, among other things, do any of the following:

•	incur certain additional indebtedness;

•	grant certain liens;

•	engage in certain asset dispositions;

•	merge or consolidate;

•	make certain payments, distributions, investments, acquisitions or loans;

•	enter into transactions with affiliates;

•	make certain changes in its lines of business or accounting practices, except as required by GAAP or its successor;

•	store inventory in certain locations;

•	place certain amounts of cash in accounts not subject to control agreements;

•	amend or modify certain agreements and documents;

•	incur certain capital expenditures;

•	engage in certain prohibited transactions;

•	enter into burdensome agreements; and

•	act as a transmitting utility or as a utility.

The Credit Agreement contains certain customary representations and warranties and events of default. Events of default include, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments in excess of $5.0 million, certain events with respect to material contracts, actual or asserted failure of any guaranty or security document supporting the Credit Agreement to be in full force and effect and change of control. If such an event of default occurs, the lenders would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

The foregoing description is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Each of the Partnership, the General Partner, NuDevco Holdings, NuDevco Midstream, Marlin Midstream and Marlin Logistics is a direct or indirect subsidiary of NuDevco. As a result, certain individuals, including officers and directors of NuDevco and the General Partner, serve as officers and/or directors of more than one of such other entities. As described in Item 2.01 below, the General Partner, as the general partner of the Partnership, holds 356,104 general partner units of the Partnership, which represents a 2% general partner interest in the Partnership, and NuDevco Midstream Development holds 1,849,545 Common Units and 8,724,545 subordinated units of the Partnership (“Subordinated Units”), which represent an approximate 59.4% limited partner interest in the Partnership.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2013, in connection with the closing of the Offering, the Partnership entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with the General Partner, NuDevco, NuDevco Holdings, NuDevco Midstream Development, Marlin IDR Holdings, LLC (“Marlin IDR”), Marlin Midstream, Marlin Logistics, W. Keith Maxwell III and Spark Energy Ventures, LLC. Immediately prior to the closing of the Offering, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•

NuDevco Midstream Development contributed to the General Partner, as a capital contribution, a limited liability company interest in Marlin Midstream with a value equal to 2% of the equity value of the Partnership at the closing of the Offering;

•

The General Partner contributed to the Partnership, as a capital contribution, the limited liability company interest in Marlin Midstream in exchange for (a) 356,104 general partner units representing the continuation of an aggregate 2% general partner interest in the Partnership and (b) all the incentive distribution rights of the Partnership (the “IDRs”);

•	The General Partner distributed all of the IDRs to NuDevco Midstream Development, which then contributed such IDRs to Marlin IDR as a capital contribution; and

•

NuDevco Midstream Development contributed to the Partnership, as a capital contribution, its remaining limited liability company interests in Marlin Midstream in exchange for (a) 1,849,545 Common Units representing a 10.4% limited partner interest in the Partnership, and (b) 8,724,545 Subordinated Units representing a 49.0% limited partner interest in the Partnership.

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuance of equity interests by the Partnership on July 31, 2013, in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated in this Item 3.02 by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) thereof. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each of the Subordinated Units granted under the Contribution Agreement will convert into one Common Unit at the end of the subordination period and then will participate pro rata with the other Common Units in distributions of available cash. Unless earlier terminated pursuant to the terms of our Partnership Agreement (as defined below), the subordination period will extend until the first business day of any quarter beginning after September 30, 2016, that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions—Subordinated Units and Subordination Period” of the Prospectus is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.		Description

10.1	—	Contribution, Conveyance and Assumption Agreement dated as of July 31, 2013, by and among Marlin Midstream Partners, LP, Marlin Midstream GP, LLC, NuDevco Partners, LLC, NuDevco Partners Holdings, LLC, NuDevco Midstream Development, LLC, Marlin IDR Holdings, LLC, Marlin Midstream, LLC, Marlin Logistics, LLC, Spark Energy Ventures, LLC and W. Keith Maxwell III

10.2	—	Omnibus Agreement dated as of July 31, 2013, by and among Marlin Midstream Partners, LP, Marlin Midstream GP, LLC, NuDevco Partners, LLC, NuDevco Partners Holdings, LLC and NuDevco Midstream Development, LLC

10.3†	—	Gas Gathering and Processing Agreement dated as of July 31, 2013, by and among Marlin Midstream, LLC and Associated Energy Services, LP

10.4†	—	Transloading Services Agreement dated as of July 31, 2013, by and among Marlin Logistics, LLC and Associated Energy Services, LP

10.5†	—	Transloading Services Agreement dated as of July 31, 2013, by and among Marlin Logistics, LLC and Associated Energy Services, LP

10.6†	—	Transloading Services Agreement dated as of July 31, 2013, by and among Marlin Logistics, LLC and Associated Energy Services, LP

10.7	—	Credit Agreement dated as of July 31, 2013, by and among Marlin Midstream Partners, LP, Marlin Midstream, LLC and Marlin Logistics, LLC, as co-borrowers, Société Générale, as administrative agent, and SG Americas Securities, LLC, as sole lead arranger and sole bookrunner

†	Confidential treatment has been granted for certain portions of this Exhibit pursuant to a confidential treatment order granted by the Securities and Exchange Commission. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marlin Midstream Partners, LP
	By:	Marlin Midstream GP, LLC, its General Partner

Dated: August 5, 2013	By:	/s/ W. Keith Maxwell III
W. Keith Maxwell III
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.		Description

10.1	—	Contribution, Conveyance and Assumption Agreement dated as of July 31, 2013, by and among Marlin Midstream Partners, LP, Marlin Midstream GP, LLC, NuDevco Partners, LLC, NuDevco Partners Holdings, LLC, NuDevco Midstream Development, LLC, Marlin IDR Holdings, LLC, Marlin Midstream, LLC, Marlin Logistics, LLC, Spark Energy Ventures, LLC and W. Keith Maxwell III

10.2	—	Omnibus Agreement dated as of July 31, 2013, by and among Marlin Midstream Partners, LP, Marlin Midstream GP, LLC, NuDevco Partners, LLC, NuDevco Partners Holdings, LLC and NuDevco Midstream Development, LLC

10.3†	—	Gas Gathering and Processing Agreement dated as of July 31, 2013, by and among Marlin Midstream, LLC and Associated Energy Services, LP

10.4†	—	Transloading Services Agreement dated as of July 31, 2013, by and among Marlin Logistics, LLC and Associated Energy Services, LP

10.5†	—	Transloading Services Agreement dated as of July 31, 2013, by and among Marlin Logistics, LLC and Associated Energy Services, LP

10.6†	—	Transloading Services Agreement dated as of July 31, 2013, by and among Marlin Logistics, LLC and Associated Energy Services, LP

10.7	—	Credit Agreement dated as of July 31, 2013, by and among Marlin Midstream Partners, LP, Marlin Midstream, LLC and Marlin Logistics, LLC, as co-borrowers, Société Générale, as administrative agent, and SG Americas Securities, LLC, as sole lead arranger and sole bookrunner

†	Confidential treatment has been granted for certain portions of this Exhibit pursuant to a confidential treatment order granted by the Securities and Exchange Commission. Such portions have been omitted and filed separately with the Securities and Exchange Commission.